PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (the "Agreement") dated as of August 20, 2004, is made by and between Robert Stewart ("Pledgor") and Securac, Inc., an Alberta corporation ("Pledgee").

                              W I T N E S S E T H:

      WHEREAS, Pledgor has entered into an agreement dated August 20, 2004 pursuant to which Pledgor has agreed to purchase 37,070,000 shares of common stock of Applewood's Restaurants, Inc., a Nevada corporation ("Target"), from three existing shareholders of Target in consideration for a cash payment at closing of $210,000 and an additional $200,000 payable in three installments over a period of 90 days thereafter.

      WHEREAS, Pledgee has agreed to loan to Pledgor a total of $90,000 in cash, and may, in its sole discretion, loan additional amounts to Pledgor from time to time, to be used by Pledgor toward the purchase price of the above-referenced shares (the "Loan").

      WHEREAS, it is a condition precedent to the Loan that Pledgor shall execute and deliver this Agreement.

      NOW, THEREFOR, in consideration of the foregoing and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

      Section 1. Pledge.

      Pledgor hereby pledges with, hypothecates to, delivers and transfers into the possession of the Pledgee, its successors and assigns, and grants to the Pledgee, its successors and assigns a continuing first priority security interest in, the following (collectively, the "Pledged Collateral"):

      (a) 26,220,000 shares of common stock of the Target (the "Pledged
Shares");

      (b) the certificates representing the shares referred to in clause (a) above; and

      (c) subject to Section 6, all dividends, cash, instruments, shares, notes, options, rights and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares.

      Section 2. Security for Obligations.

      This Agreement secures, and the Pledged Collateral is security for, the payment of any and all liabilities now existing or hereafter arising by Pledgor to Pledgee under or in connection with the Loan and all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being referred to herein as the "Secured Obligations").

      Section 3. Delivery of Pledged Collateral.

      All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Pledgee pursuant hereto (it being expressly acknowledged that Ehrenreich Eilenberg & Krause LLP ("EEK"), counsel to the Pledgee, shall be authorized to hold the Pledged Collateral on behalf of the Pledgee hereunder) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee in its judgment. In addition, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

      Section 4. Representations and Warranties.

      (a) Pledgor represents and warrants as follows:

      (i) Pledgor is the direct and beneficial owner of the Pledged Collateral free and clear of any lien or encumbrance other than the lien granted to the Pledgee hereunder.

      (ii) Pledgor has full power, authority and legal right to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged to the Pledgee as provided herein.

      (iii) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, or other similar laws affecting creditors' rights and remedies generally or by the application of general principles of equity.

      (iv) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected security interest in the Pledged Shares.

      (v) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (A) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (B) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.

      (b) The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

      Section 5. Further Assurances; Supplements.

      (a) Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

      (b) Pledgor will defend Pledgee's right, title, and security interest in and to the Pledged Collateral pledged by it hereunder and the liens of the Pledgee thereon against the claim of any person and will maintain and preserve such liens so long as any Secured Obligations are outstanding.

      (c) If Pledgor shall become entitled to receive or shall receive any certificate or other instrument (including, without limitation, any certificate representing a stock dividend or distribution in connection with any reclassification, increase or reduction in capital), option or right, whether in addition to, in substitution of, or in exchange for any of the Pledged Collateral, Pledgor shall accept any such certificate or other instrument as the Pledgee's agent, shall hold them in trust for the Pledgee, and shall deliver them forthwith to the Pledgee in the exact form received, with Pledgor's endorsement when necessary and/or appropriate stock powers and other instruments of transfer which may be necessary or desirable duly executed in blank, to be held by the Pledgee. subject to the terms hereof, as further collateral for the Secured Obligations and the same shall for all purposes be deemed to be Pledged Collateral hereunder.

      Section 6. Voting Rights; Dividends; Etc.

      (a) As long as no Breach shall have occurred (For purposes hereof, the term "Breach" shall mean (i) a default by Pledgor in repayment of the Loan or any other terms, covenants or conditions thereof or (ii) a default or breach by Pledgor under the terms of this Agreement):

      (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights, pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan; provided, however, that Pledgor shall not exercise or shall refrain from exercising any such right if such action or inaction would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

      (ii) Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral.

      (b) Upon the occurrence and during the continuance of a Breach all rights of the Pledgor to exercise the voting and other consensual rights and to receive and retain dividends which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and 6(a)(ii) above shall cease upon notice from the Pledgee to the Pledgor, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral or any part thereof (including the right to receive and retain dividends), and Pledgee may exercise such powers in such manner as the Pledgee may elect, but the Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in doing so.

      (c) In order to permit the Pledgee to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(a)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 6(a)(ii) above, the Pledgor shall, if necessary, upon written notice of the Pledgee, from time to time execute and deliver to the Pledgee appropriate proxies, dividend payment orders, assignments and other instruments as the Pledgee may reasonably request including, without limitation, the irrevocable proxy in the form of Exhibit A hereto delivered by Pledgor to the Pledgee on the date hereof.

      Section 7. Transfers and Other Liens; Additional Shares or Warrants

      Pledgor agrees that it will not (i) sell, assign or transfer or otherwise dispose of, or grant any option, warrant, subscription, call, or other agreements with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien in favor of the Pledgee under this Agreement.

      Section 8. Pledgee May Perform.

      If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 11 of this Agreement.

      Section 9. Reasonable Care.

      The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      Section 10. Remedies Upon Breach.

      If any Breach shall have occurred and be continuing:

      (a) The Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in New York, and the Pledgee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable and the Pledgee may be the purchaser of any or all of the Pledged Collateral so sold. Each purchaser at any such sale, including, without limitation, the Pledgee, shall hold the property sold, absolutely, free and clear from any claim or right of redemption of the Pledgor, each of whom specifically waives all rights of redemption, stay or appraisal which it or he may has or may have under any rule or law or statute now existing or hereafter adopted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. In addition, the Pledgee shall have the right to register, or cause to be registered any or all of the Pledged Collateral in the name of the Pledgee or its nominee. Notwithstanding anything in this Section 10(a) to the contrary, the Pledgee will use reasonable commercial efforts to sell, or will register or cause to be registered in its own name, only that portion of the Pledged Collateral as is necessary to satisfy the aggregate liability of the Pledgor resulting from such Breach.

      (b) Pledgor recognizes that, by reason of certain requirements and prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, the Pledgee may with respect to any sale of all or any part of the Pledged Collateral, limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

      (c) If the Pledgee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall, from time to time, furnish to the Pledgee all such information as the Pledgee may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Pledgee as exempt transactions under the Securities Act and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

      (d) Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Pledgee:

      First, to the payment of the costs and expenses of such sale, including reasonable compensation to the Pledgee and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Pledgee in connection therewith;

      Next, to the Pledgee on account of the Secured Obligations in such order as the Pledgee may elect; and

      Finally, after indefeasible payment in full of all Secured Obligations, to the payment to Pledgor, or its or his successors, assigns, heirs or legal representatives, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      Section 11. Expenses.

      Each of the parties hereto will bear their own expenses in connection with the execution and performance of this Agreement. Notwithstanding the foregoing, in the event of a Breach, Pledgee shall be entitled to retain from the Pledged Collateral or any proceeds therefrom, the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of its Pledged Collateral or (b) the failure by the Pledgor to perform or observe any of the provisions hereof.

      Section 12. Security Interest Absolute.

      All rights of the Pledgee and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan or any other document, agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan or any other document, agreement or instrument relating thereto;

      (c) any exchange, release or nonperfection of any other collateral for all or any of the Secured Obligations; or

      (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party pledgor.

      Section 13. Provisions for the Benefit of EEK

      (a) It is understood that EEK is serving as an agent of the Pledgee hereunder, to assist in perfection of the Pledged Collateral on behalf of the Pledgee. EEK is not acting in a trust capacity on behalf of the Pledgor and Pledgee. As such, EEK shall, in its sole and absolute discretion, have the right to resign its role hereunder and deliver the Pledged Collateral to the Pledgee at any time, without liability to Pledgor or Pledgee. Should EEK choose to so resign and deliver the Pledged Collateral to the Pledgee, it shall endeavor to give prompt notice thereof to the Pledgor, but the failure to give such notice shall not result in liability to EEK.

      (b) EEK shall not be under any duty to give the property held by it hereunder any greater degree of care than it gives its own similar property.

      (c) This Agreement expressly sets forth all the duties of EEK with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against EEK. EEK shall not be bound by the provisions of any agreement between the other parties hereto other than this Agreement.

      (d) EEK shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against EEK, the Pledgor and Pledgee shall jointly and severally indemnify and hold harmless EEK from and against any and all losses, liabilities, claims, actions, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of or in connection with this Agreement.

      (e) EEK shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. EEK may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. EEK shall be fully protected in any action taken hereunder in good faith and shall not be responsible for any failure or inability of the other parties hereto to honor any of the provisions of this Agreement. EEK shall be under no liability to the other parties to any document executed in connection with the sale of shares of Common Stock (except this Agreement) or to anyone else by reason of any failure on the part of any such party to perform such party's obligations under such agreement.

      (f) EEK may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

      (g) EEK does not have any interest in the Pledged Collateral deposited hereunder but is serving as holder only (on behalf of the Pledgee) and having only possession thereof. The Pledgor and Pledgee shall pay or reimburse EEK upon request for any and all expenses, if any, incurred by EEK in connection with this Agreement and shall jointly and severally indemnify and hold harmless EEK from any amounts that it is obligated to pay in the way of such expenses and taxes.

      (h) EEK makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

      (i) In the event of any disagreement resulting in adverse claims or demands being made in connection with the Pledged Collateral, or in the event that EEK in good faith is in doubt as to what action it should take hereunder, EEK shall be entitled to retain the Pledged Collateral until EEK shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Pledged Collateral or (ii) a written agreement executed by the parties to the dispute directing delivery of the Pledged Colalteral, in which event EEK shall deliver the Pledged Collateral in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to EEK to the effect that said opinion is final and non-appealable.

      (i) Each of the Pledgor and Pledgee hereby irrevocably submits to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and the such parties hereby irrevocably agree that all claims in respect of such action or proceeding arising out of or relating to this Agreement, shall be heard and determined in such a New York State or federal court. Each of the Pledgor and Pledgee hereby consents to and grants to any such court jurisdiction over their persons and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

      Section 14. Waiver.

      No delay on the Pledgee's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Pledgee with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Pledgee's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Pledgee's rights hereunder or the rights of the Pledgee under the Loan or any other document, agreement or instrument relating thereto as against the Pledgor in any respect.

      Section 15. Amendments, Etc.

      No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 16. Addresses for Notices.

      All notices and other communications provided for hereunder shall be in writing and deemed delivered (i) upon receipt if by hand, overnight courier or telecopy (provided a copy is mailed by certified mail, return receipt requested, postage prepaid) and (ii) three days after mailing by certified mail, return receipt requested, postage prepaid, to Pledgor at the address provided on the signature page of this Agreement or to the Pledgee at the address of its official corporate headquarters, or as to any Person at such other address as shall be designated by such Person in a written notice to each other Person complying as to delivery with the terms of this Section.

      Section 17. Continuing Security Interest.

      This Agreement shall create a continuing first priority security interest in the Pledged Collateral, and shall (a) remain in full force and effect until indefeasible payment in full of the Secured Obligations; (b) continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the obligee of the Secured Obligations, all as though such payment or performance had not been made; (c) be binding upon the Pledgor, its successors, or assigns; and (d) inure to the benefit of the Pledgee and its successors, transferees and assigns.

      Section 18. Release of Pledged Collateral

      Upon repayment in full of the Loan and satisfaction of any other liabilities to the Pledgee hereunder, the Pledgor shall be entitled to the return, upon its request and at its or his expense, of such of the Pledged Collateral pledged by it hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof.

      Section 19. Severability.

      If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

      Section 20. Section Titles.

      The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      Section 21. Waiver of Jury Trial.

      The parties hereto hereby agree to waive any right they may have to a jury trial in connection with any action, suit or proceeding arising out of or related in any way to this Agreement.

      Section 22. Governing Law; Terms.

      This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its rules as to conflicts of law). Unless otherwise defined herein, terms defined in Articles 8 and 9 of the UCC are used herein as therein defined.

      Section 23. Power of Attorney.

      The Pledgor hereby authorizes the Pledgee and does hereby make, constitute and appoint the Pledgee and any officer of agent of the Pledgee, with full power of substitution, as Pledgor's true and lawful attorney-in-fact, with power, in its own name and in the name of the Pledgor upon the occurrence and continuance of a Breach, to endorse any notes, checks, drafts, money orders or other instruments of payments in respect of the Pledged Collateral that may come into possession of the Pledgee; to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Pledged Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or places on or threatened against the Pledged Collateral; to demand, collect, receipt for, comprise, settle and sue for monies due in respect of the Pledged Collateral; and generally, to do, at Pledgee's option each at the Pledgor's expense, at any time, or from time to time, all acts and things, which the Pledgee deems necessary to protect, preserve and realize upon the Pledged Collateral and Pledgee's security interest therein in order to effect the intent of this Agreement all as fully and effectually as the Pledgor might or would do; and the Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding.

      IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                             PLEDGOR:
Attest:                                                      S/Robert Stewart
                                                             Robert Stewart
/s/ Peter I. Inglis                                          Address:
----------------------------
Title: Barrister & Solicitor


Attest:                                                      PLEDGEE:
/s/ Peter I. Inglis                                          Securac, Inc.
----------------------------                                 By: Terry Allen
Title: Barrister & Solicitor                                 Name: Terry Allen
                                                             Title: CEO

Sworn to and subscribed

before me this 29th day

of August 2004.

                                   EXHIBIT "A"
                                       TO
                                PLEDGE AGREEMENT

                                IRREVOCABLE PROXY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint SECURAC, INC. (the "Pledgee") and each of Pledgee's officers and employees, its true and lawful attorney, for it and in its name, place and stead, to act as its proxy in respect of all of the shares of capital stock constituting the Pledged Collateral pursuant to Section 1 of that certain Pledge Agreement (the "Pledge Agreement") dated as of the date hereof between the Undersigned and the Pledgee, including, without limitation, the right, on its behalf, to demand the call by any proper officer of the Pledgee pursuant to the provisions of its certificate of incorporation or bylaws and as permitted by law of a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof including, without limitation, the right to vote for the sale of all or any part of the assets of the Pledgee and/or the liquidation and dissolution of the Pledgee; giving and granting to his said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof.

THIS IRREVOCABLE PROXY SHALL ONLY BE EFFECTIVE UPON THE OCCURRENCE AND DURING THE CONTINUATION OF A "BREACH" AS THAT TERM IS DEFINED IN THE PLEDGE AGREEMENT.

      This Irrevocable Proxy is given to Pledgee and to its officers and employees pursuant to the terms and conditions of the Pledge Agreement in order to carry out the covenants and agreements of the undersigned contained therein. This Proxy is governed by the terms and conditions of the Pledge Agreement. This Proxy is coupled with an interest and shall not be revocable or revoked by the undersigned, and shall be binding upon the Undersigned's successors and assigns until the expiration or termination of the Pledge Agreement pursuant to its terms.

      IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of this ______ day of August 2004.

                                                      ----------------------
                                                            Robert Stewart

Sworn to and subscribed before me this _____ day of August 2004.

                                     PLEDGE

                                    AGREEMENT

                           Dated as of August 20, 2004

                                     between

                                 Robert Stewart

                                       and

                                  SECURAC, INC.



                                TABLE OF CONTENTS

                                                                      Page

Section 1. Pledge.......................................................1

Section 2. Security for Obligations.....................................1

Section 3. Delivery of Pledged Collateral...............................2

Section 4. Representations and Warranties...............................2

Section 5. Further Assurances; Supplements..............................2

Section 6. Voting Rights; Dividends; Etc................................3

Section 7. Transfers and Other Liens; Additional Shares or Warrants.....4

Section 8. Pledgee May Perform..........................................4

Section 9. Reasonable Care..............................................4

Section 10. Remedies Upon Breach........................................4

Section 11. Expenses....................................................6

Section 12. Security Interest Absolute..................................6

Section 13. Provisions for the Benefit of EEK...........................6

Section 14. Waiver......................................................8

Section 15. Amendments, Etc.............................................8

Section 16. Addresses for Notices.......................................8

Section 17. Continuing Security Interest................................8

Section 18. Release of Pledged Collateral...............................9

Section 19. Severability................................................9

Section 20. Section Titles..............................................9

Section 21. Waiver of Jury Trial........................................9

Section 22. Governing Law; Terms........................................9

Section 23. Power of Attorney...........................................9



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